Exhibit 4.2

SPECIMEN COMMON STOCK CERTIFICATE

No.:

CUSIP No.:	SHARES

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                               IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION TRANSFERABLE ON THE BOOKS OF THE COMPANY IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE SEAL OF THE COMPANY AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
CORPORATE
DELAWARE
SEAL
2008

By:
	Chairman and Chief Executive Officer	President and Secretary

By:
Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT	–	as tenants by the entireties	(Cust)	(Minor)
JT TEN	–	as joint tenants with right of	under Uniform Gifts to
		survivorship and not as tenants	Minors Act
		in common		(State)

          Additional abbreviations may also be used though not in the above list.

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION

          [The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state or other jurisdiction, and may not be transferred in violation of such Act and laws, or an exemption from registration therefrom.

          The securities represented by this certificate are subject to additional restrictions on transfer and other agreements set forth in the Letter Agreement dated as of         , 2008, as may be amended from time to time, by and among the holder, Global Entertainment & Media Holdings Corporation (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Copies of such agreement may be obtained by the holder hereof at the Company’s principal place of business without charge.]1

          The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of common stock (copies of which may be obtained from the Secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

          FOR VALUE RECEIVED, _________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

1. Include legend in share certificates of common stock underlying the initial units.

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________ SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________ ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:
NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C. RULE
17Ad-15).

          [The holder of this certificate shall be entitled to receive funds from the Trust Fund (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) only in the event of the Company’s liquidation upon failure to consummate its initial Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) or if the holder seeks to convert his respective shares into cash upon a Business Combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the Trust Fund.]2

2 Include in the common stock underlying the public units.